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                                                                     EXHIBIT 5
                                                                     ---------

                           Trex Medical Corporation
                     81 Wyman Street, Post Office Box 9046
                            Waltham, MA 02254-9046

                                          October 30, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Registration Statement on Form S-1 Relating to 1,962,000 Shares of Common Stock, Par Value $.01 Per Share, of Trex Medical Corporation.
                -------------------------------------------

Dear Sirs:

        I am General Counsel to Trex Medical Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement"), of 1,962,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which may from time to time be sold by certain shareholders of the Company.

        I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made investigations of law and have discussed with the Company's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinions" in the prospectus constituting a part thereof.

                                          Sincerely,

                                          /s/ Seth H. Hoogasian

                                          Seth H. Hoogasian
                                          General Counsel